UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 11, 2011

Commission file numbers:

SunGard Capital Corp. 000-53653

SunGard Capital Corp. II 000-53654

SunGard Data Systems Inc. 1-12989

SunGard® Capital Corp.

SunGard® Capital Corp. II

SunGard® Data Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware Delaware	20-3059890 20-3060101 51-0267091
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

680 East Swedesford Road Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 582-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Department of Justice (“DOJ”) has requested additional information with respect to the previously announced acquisition of SunGard Data Systems Inc.’s Higher Education businesses by affiliates of Hellman & Friedman Capital Partners VI, L.P. and the combination of the acquired businesses under a new holding company with Datatel, Inc., an existing Hellman & Friedman portfolio company. The request for information from the DOJ, often referred to as a “second request,” is part of the regulatory process under the Hart-Scott Rodino Antitrust Improvements Act of 1976 (“HSR Act”). SunGard Capital Corp. intends to respond expeditiously to this request and continue to work cooperatively with the DOJ in connection with its review of the transactions. Completion of the transactions remains subject to the satisfaction (or waiver) of customary closing conditions, including the expiration or termination of the waiting period under the HSR Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp.
SunGard Capital Corp. II

October 17, 2011	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Vice President

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Data Systems Inc.

October 17, 2011	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President-Legal, Chief Legal Officer